Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192799) pertaining to the 2008 Equity Incentive Plan, the 2013 Equity Incentive Plan and the 2013 Employee Stock Purchase Plan of Nimble Storage, Inc. of our report dated April 17, 2014, with respect to the consolidated financial statements of Nimble Storage, Inc. included in this Annual Report on Form 10-K for the year ended January 31, 2014.

/s/ Ernst & Young LLP

San Jose, California

April 17, 2014